HAEMACURE CORPORATION

                          SECOND SHAREHOLDERS AGREEMENT



     THIS SHAREHOLDERS AGREEMENT (the "Agreement") is made and entered into as of the 31st day of July, 1998, by and among SOCIETE EN COMMANDITE FONDS D'INVESTISSEMENT EN BIOTECHOLOGIE BIOCAPITAL, a limited partnership formed under the laws of the Province of Quebec, Canada ("Biocapital I"), SOCIETE EN COMMANDITE FONDS D'INVESTISSEMENT EN BIOTECHOLOGIE BIOCAPITAL II, a limited partnership formed under the laws of the Province of Quebec, Canada ("Biocapital II"), MULTIPEDE HOLDINGS INC., a corporation incorporated under the laws of Canada ("Multipede"), FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.), a corporation incorporated under the laws of the Province of Quebec, Canada ("Fonds"), INDUSTRIES DEVMA INC., a corporation incorporated under the laws of the Province of Quebec, Canada ("Devma"), and ZLB CENTRAL LABORATORY BLOOD TRANSFUSION SERVICE SRC, a foundation organized under the laws of Switzerland ("ZLB").

                                    RECITALS

     WHEREAS, Biocapital I, Biocapital II, Multipede, Fonds and Devma are collectively referred to herein as the "Significant Shareholders" and individually as a "Significant Shareholder" and the Significant Shareholders and ZLB are collectively referred to herein as the "Shareholders" and individually as a "Shareholder";

     WHEREAS, the stated capital of Haemacure Corporation, a corporation incorporated under the laws of Canada (the "Company") consists of an unlimited number of common shares and an unlimited number of preferred shares (collectively, the "Shares" and individually, a "Share");

     WHEREAS, the Significant Shareholders are parties to a Shareholders Agreement dated June 20, 1996 (the "Shareholders Agreement");

     WHEREAS, pursuant to the terms of a Subscription Agreement between ZLB and Company (the "Subscription Agreement"), ZLB will subscribe for and purchase a substantial number of Shares from Company; and

     WHEREAS, in light of the significant proposed investment in Company by ZLB pursuant to the Subscription Agreement and for purposes of manufacturing Company's Hemaseel HMN product and the parties desire to provide for stability in the members of the Board of Directors of Company (the "Board"), the parties hereto believe it is in their mutual best interests to make modifications to the terms of Shareholders Agreement and to enter into an agreement on certain other matters on the terms and conditions set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, and as an inducement to ZLB to execute the Subscription Agreement, the parties to this Agreement hereby mutually covenant and agree as follows:

     1)   Shareholders Agreement. The Significant Shareholders hereby agree that
Section 1 of the Shareholders Agreement shall be deleted in its entirety. No other provision of this Agreement shall be deemed to supersede or change any of the obligations, agreements, provisions or covenants of the parties to the Shareholders Agreement.

     2)  Representation on the Board:

         a) Number. The Shareholders shall vote their respective Shares to maintain the number of directors of Company at nine (9).

         b) Voting of Shares. Subject to all of the provisions of Section 2 listed below, the Shareholders shall vote their respective Shares so that each Shareholder or, if such Shareholder is Fonds, Biocapital I or Biocapital II, then Biocapital Group (as defined in Section 2.(c), shall be entitled to appoint one (1) representative on the Board for each block of 10% held by it in the issued and outstanding common shares (computed on a fully diluted basis) of the capital stock of Company

         c) Biocapital Group. For the purposes of Section 2.(b) only, Fonds, Biocapital I and Biocapital II (collectively, the "Biocapital Group") shall be considered as one Shareholder and their respective shareholdings shall be combined for the purpose of computing the percentage of common shares held in Company. None of the other Shareholders shall be entitled to combine their respective shareholdings for the purpose of computing their percentage of common shares held in Company.

         d) ZLB. Notwithstanding Section 2.(b) and for so long as ZLB is the manufacturer of Hemaseel HMN, the Shareholders shall vote their Respective Shares so that ZLB shall be entitled to appoint one (1) representative on the Board.

         e) Removal. Notwithstanding Section 2.(b), until the earlier of an initial public offering of the common shares of Company in the United States or eighteen (18) months from the effective date of this Agreement pursuant to Section 5 (the "Restricted Period"), each of the Shareholders for itself agrees that it (i) shall not vote its share to remove any director from office who was elected to such office at the 1998 Annual General Meeting of Shareholders of Company (the "New Directors"), (ii) shall vote in favor of this slate at the 1999 Annual General Meeting of Shareholders of Company, and (iii) shall not vote its share to remove the Chief Executive Officer of Company as of the date hereof, but shall vote its shares for the appointment of a nominee of a Shareholder whose representative has ceased to hold office.

         f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, transferees, assigns, heirs, legatees, executors, personal representatives.

         g) Applicable Law. The validity, construction, enforcement and effect of this Agreement shall be governed by the laws of the Province of Quebec and the laws of Canada applicable therein

         h) Effective Date. This Agreement shall become effective upon the execution of the Subscription Agreement by ZLB and Company and the issue of the share provided therein;

         i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         j) Complete Agreement. Except with respect to the Shareholders Agreement, to which ZLB hereby subscribes and which shall remain in full force and effect except as provided in Section 1 of this Agreement, and except with respect to the Subscription Agreement, this Agreement supersedes all prior agreements or understandings between the parties or any of them respecting the Shares.

         k) Provisions Severable. If any provision of this Agreement shall be found to be invalid under the laws of any jurisdiction, such invalid provision shall be deemed severed from this Agreement, and shall not affect the validity of any other provision of this Agreement, which shall be interpreted and enforced in a manner which gives full effect to the intention of the parties as expressed herein.

         l) Amendment or Termination. This Agreement may be amended, modified, superseded or terminated, and any of the terms may be waived, only by a written instrument executed by all of the Shareholders or, in the case of a waiver, by whichever party is waiving compliance.

         m) Notice. Every notice or request required or permitted herein to be given to any of the parties hereto shall be in writing and telecopied or delivered to the parties at each party's most recent address as reflected in Company's records. Any such notice delivered by hand or by telecopier shall be deemed to have been received at the time of confirmed transmission, in the case of a transmission by telecopier, or at the time of delivery, if delivered by hand.

         n) Headings. The headings for the Sections of this Agreement are inserted for convenience only and shall not constitute a part thereof.

         o) Agreement Drafted by Company's Counsel. The parties hereto acknowledge that Company's United States counsel, Foley & Lardner, prepared this Agreement on behalf of and in the course of their representation of Company and that the Shareholders considered the advisability of consulting with independent legal counsel.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    SOCIETE EN COMMANDITE FONDS D'INVESTISSEMENT
                                      EN BIOTECHOLOGIE BIOCAPITAL


                                    By:
                                       -----------------------------------------


                                    SOCIETE EN COMMANDITE FONDS D'INVESTISSEMENT
                                      EN BIOTECHOLOGIE BIOCAPITAL II


                                    By: /s/
                                       -----------------------------------------


                                    MULTIPEDE HOLDINGS INC.


                                    By: /s/
                                       -----------------------------------------


                                    FONDS  DE  SOLIDARITE  DES  TRAVAILLEURS  DU
                                      QUEBEC (F.T.Q.)


                                    By: /s/
                                       -----------------------------------------

                                    INDUSTRIES DEVMA INC.


                                    By: /s/
                                       -----------------------------------------


                                    ZLB  CENTRAL  LABORATORY  BLOOD  TRANSFUSION
                                      SERVICE SRC


                                    By: /s/
                                       -----------------------------------------
                                          Chairman of the Board of Trustees


                                    By: /s/
                                       -----------------------------------------
                                          Executive Vice President

                              HAEMACURE CORPORATION

                 AMENDMENT TO THE SECOND SHAREHOLDERS AGREEMENT



     THIS AMENDMENT (the "Amendment") TO THE SECOND SHAREHOLDERS AGREEMENT is made and entered into as of the 26th day of October, 1998, by and among INVESTISSEMENT BIOCAPITAL SOCIETE EN COMMANDITE, a limited partnership formed under the laws of the Province of Quebec, Canada ("Biocapital"), MULTIPEDE
HOLDINGS INC., a corporation incorporated under the laws of Canada ("Multipede"), FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.), a corporation incorporated under the laws of the Province of Quebec, Canada ("Fonds"), INDUSTRIES DEVMA INC., a corporation incorporated under the laws of the Province of Quebec, Canada ("Devma"), and ZLB CENTRAL LABORATORY BLOOD TRANSFUSION SERVICE SRC, a foundation organized under the laws of Switzerland ("ZLB").

                                    RECITALS

     WHEREAS Multipede, Fonds, Devma, Societe en commandite Fonds d'investissement en biotechnologie Biocapital ("Biocapital I"), Societe en commandite Fonds d'investissement en biotechnologie Biocapital II ("Biocapital II") and ZLB entered into a Second Shareholders Agreement dated July 31, 1998;

     WHEREAS The Toronto Stock Exchange has required a minor modification to the Second Shareholders Agreement in order to comply with its policies;

     WHEREAS Biocapital I and Biocapital II have combined to form Biocapital;

                                    AMENDMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties to this Amendment hereby mutually covenant and agree as follows:

     1. Clause 2(e)(ii) of the Second Shareholders Agreement shall be amended to read as follows:

             "(ii) shall (other than the ZLB) vote in favour of this slate at the 1999 Annual General Meeting of Shareholders of the Company, and, as regards the ZLB only, shall not vote against this slate at the 1999 Annual General Meeting of Shareholders of the Company".

     2. In all other respects, the Second Shareholders Agreement remains in full force and effect, unamended.

     3. Subject to the foregoing, the Second Shareholders Agreement is hereby ratified and confirmed by Biocapital, as if it had signed the said Second Shareholders Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    INVESTISSEMENT    BIOCAPITAL    SOCIETE   EN
                                    COMMANDITE,  by its general  partner Gestion
                                    Biocapital Inc.


                                    By: /s/
                                       -----------------------------------------


                                    MULTIPEDE HOLDINGS INC.


                                    By: /s/
                                       -----------------------------------------


                                    FONDS  DE  SOLIDARITE  DES  TRAVAILLEURS  DU
                                    QUEBEC (F.T.Q.)


                                    By: /s/
                                       -----------------------------------------

                                    INDUSTRIES DEVMA INC.


                                    By: /s/
                                       -----------------------------------------


                                    ZLB  CENTRAL  LABORATORY  BLOOD  TRANSFUSION
                                    SERVICE SRC


                                    By: /s/
                                       -----------------------------------------
                                        Chairman of the Board of Trustees


                                    By: /s/
                                       -----------------------------------------
                                        Executive Vice President